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                                                                   EXHIBIT 23(c)



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in Texas Utilities Company's Registration Statements Nos. 333-27989, 333-56055, 333-68663, 333-68663-01,
333-32831, 333-79221, 333-79221-01, 333-79221-02 and 333-79221-03 on Form S-3,
and Texas Utilities Company's Registration Statements Nos. 333-32833, 333-32835, 333-32837, 333-32839, 333-32841, 333-32843, 333-45657, 333-46671, 333-79627,
333-93181 and 333-93183 on Form S-8 of our report dated March 3, 1999 on the consolidated financial statements of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries, a wholly owned subsidiary of Texas Utilities Company, as of December 31, 1998 and for the period from formation (February 5, 1998) through December 31, 1998 appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1999.



PricewaterhouseCoopers
London, England
March 17, 2000